CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 15, 2005

Date of Report

(Date of Earliest Event Reported)

EDGEWATER FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250)757-9811

(Registrant's telephone number, including area code)

5031 GORDON SMITH

ROWLETT, TEXAS 75088

(Previous Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

The registrant has previously filed its Current Report on Form 8-K, dated August 15, 2005, without certain financial information required by Item 9.01 (b) on such Form 8-K.  The registrant hereby amends the Current Report on Form 8-K to file such financial information.  Item 9.01 of the Report dated August 15, 2005, is hereby amend to read as follows:

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(a)

Financial statements of business acquired

The Audited Financial Statements for Island Scallops, Ltd as of August 31, 2004 and 2003, and for the years ended August 31, 2004 and 2003 are included following this Item 9.01(a).*

The Unaudited Financial Statements for Island Scallops, Ltd. as of May 31, 2005 and for the nine months ended May 31, 2005 and 2004 are included following this Item 9.01 (a).*

* Previously filed on Form 8-K dated August 15, 2005.

(b)

Pro Forma financial information

The Unaudited Pro Forma Financial information of Island Scallops, Ltd (Edgewater Foods International) and Heritage Management Corporation for the period ended May 31, 2005 and June 30, 2005, respectively, related to the acquisition of Island Scallops, Ltd (Edgewater Foods International) are included following this item 9.01 (b).

Pro Forma Consolidated Balance Sheet

The following pro forma balance sheet has been derived from the balance sheet of Heritage Management, Inc. at June 30, 2005 and adjusts such information to give the effect to the acquisition of Edgewater Foods International (Island Scallops, Ltd.) as if the acquisition had occurred at May 31, 2005.  The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at May 31, 2005.  The pro forma balance sheet should be read in conjunction with the notes thereto and Island Scallops, Ltd’s financial statement and related notes thereto contained in the Company’s Form 8K filed on August 16, 2005.

A pro forma consolidated balance sheet is essentially the same as Island Scallops Ltd’s balance sheet and is presented below.

PRO FORMA CONSOLIDATED BALANCE SHEET
(EXPRESSED IN CANADIAN DOLLARS)

	Island Scallops Ltd	Heritage Management, Inc.	Adjustments	Proforma
	May 31,	June 30,
	2005	2005
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash	$ 28,715	$ 1,976	$ (1,976)	$ 28,715
Accounts receivable,	9,385	-	-	9,385
Loans receivable	-	12,256	(12,256)	-
Inventory	237,372	-	-	237,372
Prepaid expenses	9,123	-	-	9,123
Advances and other current assets	-	114,129	(114,129)	-

Total current assets	284,596	128,361	(128,361)	$ 284,596

Property, plant and equipment	909,023	23,175	(23,175)	909,023

Loans receivable	19,051	17,158	(17,158)	19,051

Investments in tenures	3,197	-	-	3,197

Total assets	$ 1,215,866	$ 168,694	$ (168,694)	$ 1,215,866

LIABILITIES

Current Liabilities:
Checks issued in excess of funds on deposit	$ -	$ -	-	$ -
Bank indebtedness	-	-	-	-
Accounts payable and accrued liabilities	416,901	10,956	(10,956)	416,901
Short term debt	679,480	-	-	679,480
Due to shareholder	3,107,412	-	-	3,107,412
Current portion of long term debt	948,811	7,376	(7,376)	948,811

Total Current Liabilities	5,152,604	18,331	(18,331)	$ 5,152,604

Long term debt	321,164	15,392	(15,392)	321,164

Total Liabilities	5,473,768	33,724	(33,724)	$ 5,473,768

SHARE CAPITAL AND DEFICIT

Stockholders' Equity
Common stock	1	3,885	(3,885)	1

Additional paid in capital	-	214,437	(214,437)	-

Deficit	$ (4,257,904)	(84,228)	84,228	$ (4,257,904)

Total Stockholders' Equity	$ (4,257,903)	134,094	(134,094)	(4,257,903)

Total Liabilities and Stockholders' Equity	$ 1,215,866	167,818	(167,818)	$ 1,215,866

Notes to Pro Forma Consolidated Condensed Balance Sheet

1.  On August 15, 2005, Heritage Management, Inc. (“Heritage”) completed a Share Exchange (the “Share Exchange”) with Edgewater Foods International, Inc., the parent company of Island Scallops Ltd. an aquaculture company located in Vancouver Island, British Columbia. As a result of the Share Exchange, Edgewater Foods International became our wholly owned subsidiary.  The shareholders of Edgewater now own the majority (92.30%) of our voting stock.  To accomplish the Share Exchange, we issued an aggregate of 19,000,000 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Edgewater from the shareholders of Edgewater.  The shares issued to the Edgewater Shareholders were issued to 17 accredited investors pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended for issuances not involving a public offering.  Additionally, as a condition of the Share Exchange, E. Lee Murdoch, our controlling shareholder prior to the Share Exchange, agreed to cancel 2,300,000 shares of our Common Stock upon close of the Share Exchange. Pursuant to the Share Exchange Agreement, E. Lee Murdoch resigned as a Director of Heritage.  The Share Exchange did not require the approval of our shareholders.

The transaction was regarded as a reverse merger whereby Edgewater Foods International was considered to be the accounting acquirer as it retained control of Heritage after the exchange.

All amounts of Heritage were reversed to net assets assumed by Edgewater Foods International, Inc. in the reverse merger were $0.

2.  On June 29, 2005, Edgewater Foods International, Inc. completed a Share Exchange with Island Scallops, Ltd.  As a result of the share exchange, Island Scallops, Ltd. become the wholly own subsidiary of Edgewater Foods International, Inc.  As a result, the shareholders of Island Scallops owned a majority (54.21%) of the voting stock of Edgewater Foods International.  Although, Edgewater is the legal parent company, Island Scallops, Ltd was considered to be the accounting acquire as it retained control after the exchange.  As such, Island Scallops (and its historical financial statements) is the continuing entity for financial reporting purposes.

(c)

Exhibits

3.1	Amended and Restated Bylaws*
10.1	Share Exchange Agreement between Heritage Management Corporation and Edgewater Foods International, dated August 15, 2005.*
10.2	Bill of Sale between Heritage Management, Inc. and E. Lee Murdock, dated August 14, 2005.*

* Previously filed on Form 8-K dated August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mike Boswell Mike Boswell, Acting Chief Accounting Officer